EXHIBIT 10.38

AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT (U.S. and Canada))

This AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT (the "Amendment"), is entered into as of February 23, 2001 by and among, on the one hand, HOFFMANN-LA ROCHE INC., a New Jersey corporation having offices at 340 Kingsland Street, Nutley, New Jersey 07110 ("Roche- Nutley") and F. HOFFMANN-LA ROCHE LTD of Basel, Switzerland ("F. Roche") (Roche-Nutley and F.Roche are hereinafter individually and collectively referred to as "Roche") and, on the other hand, PROTEIN DESIGN LABS, INC., a Delaware corporation having offices at 34801 Campus Drive, Fremont, California 94555, U.S.A. ("PDL") and amends that certain Amended and Restated Agreement dated October 20, 1999, as amended (the "Agreement"). Except as expressly provided herein, capitalized terms shall have the meaning set forth in the Agreement.

RECITALS

A. WHEREAS, Roche and PDL are parties to the Agreement; and

B. WHEREAS, Roche and PDL have previously amended the Agreement by letter amendment dated June 2, 2000 with respect to certain manufacturing matters.

C. WHEREAS, Roche and PDL desire to amend the Agreement to clarify that asthma is included in the definition of Autoimmune Indications under Section 1.16 of the Agreement.

AGREEMENT

NOW THEREFORE, the parties agree as follows:

Except as expressly set forth herein, capitalized terms and references to Sections, Exhibits and Articles shall be deemed references to the Agreement.

1. AMENDMENT OF AGREEMENT.

Section 1.16 is amended to add "asthma," where indicated by underlining below and to read in full as follows:

1.16 "Autoimmune Indications" means (1) asthma and (2) all indications that involve pathogenic consequences, including tissue injury, produced by autoantibodies or autoreactive T lymphocytes interacting with self epitopes, i.e., autoantigens. Autoimmune Indications shall include, without limitation, psoriasis, rheumatoid arthritis, systemic lupus erythematosus, scleroderma, juvenile rheumatoid arthritis, polymytosis, Type I diabetes, sarcoidosis, Sjogrens syndrome, chronic active non-pathogenic hepatitis, non-infectous uveitis (Behcets), aplastic anemia, regional non-pathogenic enteritis (including ulcerative colitis, Crohn's Disease and inflammatory bowel disease), Kawasaki's disease, post-infectious encephalitis, multiple sclerosis, and tropic spastic paraparesis.

2. NO OTHER CHANGES. On and after the date hereof, each reference in the Agreement to "this Amended and Restated Agreement," "hereunder," "hereof," or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment through their duly authorized representatives as of the date first set forth above.

Protein Design Labs, Inc.                               F. Hoffmann-La Roche Ltd

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                                                        Hoffmann-La Roche Inc.

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